EXHIBIT 3.2


                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF

                        MORTGAGE DEPOT ONLINE CORPORATION

PURSUANT TO THE PROVISIONS OF SECTION 607.1006, FLORIDA STATUTES, THIS FLORIDA PROFIT CORPORATION ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT TO ITS ARTICLES OF
INCORPORATION:

FIRST: AMENDMENT(S) ADOPTED: (INDICATE ARTICLE NUMBER(S) BEING AMENDED, ADDED OR DELETED)

ARTICLE IV: CAPITAL STOCK is amended to read as follows:
-------------------------

         1. The aggregate number of shares which the corporation is authorized to issue is: TWENTY-FIVE MILLION (25,000,000). Said shares shall be authorized as common stock and shall be of a single class, and shall h ave a par value of ONE TENTH OF A CENT ($0.001) per share.

         2. All of said stock shall be paid for in cash, patents, stocks, notes, accounts, claims, real estate or other property including labor or services at a just valuation to be fixed by the Board of Directors at a meeting called for that purpose.




SECOND: IF AN AMENDMENT PROVIDES FOR AN EXCHANGE, RECLASSIFICATION OR CANCELLATION OF ISSUED SHARES, PROVISIONS FOR IMPLEMENTING THE AMENDMENT IF NOT CONTAINED IN THE AMENDMENT ITSELF, ARE AS FOLLOWS:

                                       N/A


THIRD: THE DATE OF EACH AMENDMENT'S ADOPTION:     Thursday, June 24, 1999
                                              ----------------------------------

FOURTH: ADOPTION OF AMENDMENT(S) (CHECK ONE)

[    ] The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) was/were sufficient for approval.



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[    ] The amendment(s) was/were approved by the shareholders through voting groups. THE FOLLOWING STATEMENT MUST BE SEPARATELY PROVIDED FOR EACH VOTING GROUP ENTITLED TO VOTE SEPARATELY ON THE AMENDMENT(S):

              "The number of votes cast for the amendment(s) was/were sufficient for approval by _______________________________."
                                      voting group


[    ] The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

[ XX ] The amendment(s) was/were adopted by the incorporators without shareholders action and shareholder action was not required.

Signed this 24th day of June, 1999.

                           SIGNATURE:            /S/ Byron Webb
                                      ------------------------------------------
                                      (BY THE CHAIRMAN OR VICE CHAIRMAN OF THE
                                      BOARD OF DIRECTORS, PRESIDENT OR OTHER
                                      OFFICER IF ADOPTED BY THE SHAREHOLDERS)

                                                        OR
                                    (BY A DIRECTOR IS ADOPTED BY THE DIRECTORS)

                                                        OR
                            (BY AN INCORPORATOR IS ADOPTED BY THE INCORPORATORS)


                                                   Byron Webb
                                      ------------------------------------------
                                              TYPED OR PRINTED NAME


                                                  Incorporator
                                      ------------------------------------------
                                                      TITLE





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